As filed with the Securities and Exchange Commission on March 4, 2011 (Registration No. 333-_______)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
EV Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-4745690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1001 Fannin Street, Suite 800, Houston, Texas, 77002
(Address of Principal Executive Offices)
EV Energy Partners, L.P.
Long-Term Incentive Plan
(Full title of the plan)

Copies to:
Michael E. Mercer 1001 Fannin Street, Suite 800 Houston, Texas 77002 (Name and address of agent for service)	George G. Young III Kendall Hollrah Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010
(713) 651-1144
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering	Amount of
securities to be registered	registered(1)(2)	per unit(3)	price	registration fee
Common Units representing limited partner interests	3,000,000	$46.55	$139,650,000	$16,213.37

(1)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of common units that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding common units.

(2)	Represents additional common units reserved for issuance under the EV Energy Partners, L.P. Long-Term Incentive Plan.

(3)	The registration fee for such shares was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common units as reported on the NASDAQ Global Market on March 3, 2011.

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1
EX-23.2

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 3,000,000 common units available for issuance under the EV Energy Partners, L.P. Long-Term Incentive Plan, (the “Plan”). The board of directors of our general partner, EV Management, LLC, approved, on November 23, 2010, an amendment to the Plan which increased the number of common units available for issuance under the Plan from 1,500,000 to 4,500,000. The amendment to the Plan to increase the number of units in the Plan was approved by our unitholders on January 20, 2011 at a Special Meeting of the holders of our common units. The contents of the Registration Statement on Form S-8 (File No. 333-140205) filed on January 25, 2007, as further updated by the Registration Statement on Form S-8 (File No. 333-163686) filed on December 11, 2009, relating to the Plan are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description
4.1*	First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.2*	First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P. (incorporated by reference to Exhibit 3.2 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.3*	Amended and Restated Limited Liability Company Agreement of EV Management, LLC (incorporated by reference to Exhibit 3.3 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.4*	First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the Commission on April 18, 2008).

4.5*	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

5.1	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered.

10.1*	Form of Grant of Phantom Units (incorporated by reference to Exhibit 10.1 of the Partnership’s registration statement on Form S-8 filed with the Commission on January 25, 2007 (File No. 333-140205)

23.1	Consent of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).

*	Incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 4, 2011.

EV ENERGY PARTNERS, L.P.
By:	EV Energy GP, L.P., its general partner

By:	EV Management, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with EV Management, LLC	Date

/s/ John B Walker John B. Walker	Chairman and Chief Executive Officer (principal executive officer)	March 4, 2011

/s/ Mark A. Houser Mark A. Houser	President, Chief Operating Officer and Director	March 4, 2011

/s/ Michael E. Mercer Michael E. Mercer	Senior Vice President and Chief Financial Officer (principal financial officer)	March 4, 2011

/s/ Frederick Dwyer Frederick Dwyer	Controller (principal accounting officer)	March 4, 2011

/s/ Victor Burk Victor Burk	Director	March 4, 2011

/s/ James R. Larson James R. Larson	Director	March 4, 2011

/s/ George Lindahl, III George Lindahl, III	Director	March 4, 2011

/s/ Gary R. Petersen Gary R. Petersen	Director	March 4, 2011

Exhibit Index

Exhibit Number	Description
4.1*	First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.2*	First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P. (incorporated by reference to Exhibit 3.2 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.3*	Amended and Restated Limited Liability Company Agreement of EV Management, LLC (incorporated by reference to Exhibit 3.3 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.4*	First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8-K filed with the Commission on April 18, 2008).

4.5*	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

5.1	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered.

10.1*	Form of Grant of Phantom Units (incorporated by reference to Exhibit 10.1 of the Partnership’s registration statement on Form S-8 filed with the Commission on January 25, 2007 (File No. 333-140205)

23.1	Consent of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).

*	Incorporated by reference.